Exhibit 99.1

News Release

For more information contact:

Investor Relations:

David Banks

Vice President Investor Relations

262-879-5055

David.banks@fiserv.com

Media Relations:

Lori Stafford-Thomas

Asst. Vice President Corp. Communications

262-879-5130

Lori.stafford@fiserv.com

For immediate release:

Feb. 3, 2009

Fiserv Reports Fourth Quarter and Year-End 2008 Results

Full year free cash flow increases 38 percent to a record $611 million;

Fourth quarter adjusted EPS of $0.85 increases 23 percent;

Company expects 2009 adjusted earnings per share to increase 10 to 14 percent

Brookfield, Wis., Feb. 3, 2009 – Fiserv, Inc. (NASDAQ: FISV), a leading provider of information technology solutions to the financial industry, today reported financial results for the fourth quarter and full year 2008. These financial results reflect the acquisition of CheckFree in December 2007 and the disposition of a 51% interest in Fiserv’s insurance operations (“Fiserv Insurance”) in July 2008.

Total GAAP revenues were $1.06 billion for the fourth quarter of 2008 compared with $1.11 billion in 2007. Total adjusted revenues, excluding Fiserv Insurance, were $1.01 billion for the fourth quarter of 2008 and $816 million for the fourth quarter of 2007. For the full year, total GAAP revenues were $4.74 billion in 2008 and $3.90 billion in 2007. Total adjusted revenues, excluding Fiserv Insurance, were up 38 percent to $4.05 billion in 2008 compared with $2.94 billion in 2007.

GAAP earnings per share for the fourth quarter of 2008 were $0.39, compared with $0.58 for the fourth quarter of 2007. GAAP earnings per share from continuing operations for the fourth quarter of 2008 were $0.45, which included a $0.20 after-tax loss on the sale of businesses primarily related to Fiserv Insurance, compared with $0.55 for the fourth quarter of 2007. For the full year, GAAP earnings per share were $3.49 in 2008, compared with $2.60 in 2007. GAAP earnings per share from continuing operations were $2.12 in 2008, which included a $0.35 after-tax loss from the sale of businesses, compared with $2.45 in 2007.

Adjusted earnings per share from continuing operations for the quarter were up 23 percent to $0.85 compared with $0.69 for the fourth quarter of 2007. For the year, adjusted earnings per share were also up 23 percent to $3.29 compared with $2.67 in 2007. Adjusted internal revenue growth, excluding Fiserv Insurance, was down 2 percent for the fourth quarter and up 1 percent for the full year.

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Adjusted operating margin increased 300 basis points to 26.8 percent in the fourth quarter, and increased 190 basis points to 26.1 percent for the full year compared with the 2007 periods.

“During 2008, we delivered on our commitments to substantially grow earnings and cash flow while integrating CheckFree, both in the face of a challenging market. Our outstanding free cash flow allows us to stay focused on serving clients exceptionally well and continue to invest in future growth opportunities,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Although we are disappointed with the internal revenue growth in our financial segment, which was negatively impacted by lower home equity processing and discretionary license revenues, we continue to make great progress in building our base of recurring revenue. Our payments segment, which nearly doubled in revenue during 2008 to more than $2 billion, continues to deliver solid revenue and earnings growth.”

FOURTH QUARTER BUSINESS AND OPERATING HIGHLIGHTS

•	Free cash flow increased 38 percent to a record $611 million for 2008;

•

Adjusted internal revenue growth in the payments segment was 3 percent in the fourth quarter and 4 percent for the full year, driven by solid performance in many of the company’s electronic payments solutions businesses and offset by a significant reduction in float revenue. Adjusted operating margin in the payments segment was up 220 basis points to 30.0 percent in 2008 due to a combination of favorable changes in the company’s business mix, including the acquisition of CheckFree in December 2007, scale efficiencies, and operating leverage;

•

Adjusted internal revenue growth in the financial segment was down 6 percent in the fourth quarter and down 2 percent for the full year. This growth was negatively impacted by 5 percentage points in the fourth quarter and 3 percentage points for the full year related to revenue declines in the home equity processing business. Adjusted operating margin in the financial segment decreased 60 basis points to 24.9 percent in 2008, due primarily to weak results in the company’s lending businesses and reduced higher-margin license revenue;

•

The company signed 128 clients for its electronic bill payment services in the fourth quarter, for a total of more than 550 clients signed in 2008. Fiserv also extended its value added reseller bill payment relationship with Digital Insight for three years;

•

Commerce Bank/Harrisburg, a $2 billion financial retailer headquartered in Harrisburg, Penn., chose Fiserv as its key technology partner to provide a full suite of account processing technology solutions. In all, Commerce Bank/Harrisburg will utilize 14 integrated solutions from Fiserv, including account processing, online banking and electronic bill payment and risk solutions;

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•

Piraeus Bank, one of Greece’s leading financial institutions with operations in 11 countries and more than $70 billion in total assets, selected the Fiserv Universal Banking solution under a ten-year agreement. Fiserv’s Universal Banking solution, an integrated product suite, provides the bank a single source for a range of banking technology needs that allows the bank to diversify its income streams and extend services to corporate clients. The solution was implemented at the bank’s Cyprus operations and is currently being implemented in Egypt;

•

BB&T Corporation, the nation’s 12th largest financial holding company with $137 billion in assets, rolled out the Fiserv Branch Source Capture solution, a part of the Fiserv Source Capture Suite, to more than 330 branches, resulting in dramatic improvements to its operational processes and workflows. Additionally, BB&T selected Fiserv’s Personix Card Services to provide outsourced personalized card solutions, card manufacturing, and mailing services to its clients in a four-year agreement;

•

Fiserv acquired i_Tech Corporation in December 2008 from First Interstate BancSystem Inc., a multi-state, $6 billion financial institution headquartered in Billings, Mont. i_Tech provides outsourced account processing services as a licensee and reseller of the Fiserv ITI Premier account processing banking system to 158 financial institutions including First Interstate, along with a variety of complementary services, including EFT, check processing and ATM operations in 13 states;

•	The company repurchased 5.6 million shares of its common stock in the fourth quarter and 10.6 million shares for full year 2008.

OUTLOOK FOR 2009

Fiserv expects 2009 adjusted earnings per share from continuing operations in a range of $3.61 to $3.75, which represents growth of 10 to 14 percent compared with adjusted earnings per share from continuing operations of $3.29 in 2008. The company expects 2009 adjusted internal revenue growth to be in a range of 0 to 4 percent. The adjusted earnings per share outlook excludes the impact of extraordinary gains or charges, merger and integration costs, and amortization of acquisition-related intangible assets.

“As we embark upon our 25th year, our strong client relationships and industry-leading position should allow us to grow earnings at double-digit levels in an environment which we believe will face significant challenges in 2009. We are pragmatically approaching our cost structure this year, balanced against our commitment to invest in solutions that will help our clients navigate the market turbulence and extend Fiserv’s market differentiation,” said Yabuki.

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EARNINGS CONFERENCE CALL

The company will discuss its fourth quarter and full year 2008 results on a conference call and Webcast at 4 p.m. CST on Feb. 3. To register for the event go to www.fiserv.com and click on the Q4 Earnings Webcast icon. Supplemental materials and an accompanying presentation will be available in the “For Investors” section of the website.

USE OF NON-GAAP FINANCIAL INFORMATION

We supplement our reporting of total revenues, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenues,” “adjusted revenues excluding Fiserv Insurance,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share from continuing operations,” “adjusted operating margin,” “free cash flow,” “adjusted internal revenue growth,” “adjusted internal revenue growth excluding Fiserv Insurance” and “adjusted internal revenue growth excluding home equity business” in this earnings release. Management believes that adjustments for certain non-cash or unusual revenue or expense items, and the exclusion of certain pass-through revenues and expenses, enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share to calculate these non-GAAP measures. In addition, we report “adjusted revenues excluding Fiserv Insurance” and “adjusted internal revenue growth excluding Fiserv Insurance” because we recently sold a majority interest in our Insurance segment and, accordingly, believe that these results reflect the performance of our remaining primary operations. We also report “adjusted internal revenue growth for the financial segment excluding home equity business” because we believe that this metric reflects the performance of the remainder of the financial segment without the significant declines of this specific revenue component.

Examples of non-cash or unusual items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, and merger and integration expenses. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations. We regularly report our adjusted results to our chief executive officer, who uses this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are described in detail on pages 10 and 12. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenues, operating income, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

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About Fiserv, Inc.

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management and electronic commerce systems and services to the financial industry. Leading services include transaction processing, outsourcing, electronic bill payment and presentment, investment management solutions, business process outsourcing (BPO), software, risk management and systems solutions. Headquartered in Brookfield, Wis., the company is the leading provider of account processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005, 2006 and 2008 FinTech 100 surveys. Fiserv reported revenue of $4.7 billion in 2008. For more information, please visit www.fiserv.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted earnings per share from continuing operations and adjusted internal revenue growth in 2009. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “should,” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, the impact on our business of the current state of the economy, including the risk of reduction in revenue resulting from the elimination of existing or potential customers due to consolidation in the banking, retail and financial services industries or from decreased spending on the products and services that we offer; the company’s ability to successfully integrate CheckFree’s operations; the company’s ability to complete, and the timing of and the proceeds from, the sale of the remainder of the Fiserv ISS business; changes in clients’ demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s Fiserv 2.0 initiatives; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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FISERV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)(2)

(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Revenues
Processing and services	$852	$735	$3,616	$2,668
Product	209	370	1,123	1,229

Total revenues	1,061	1,105	4,739	3,897

Expenses
Cost of processing and services	488	459	2,099	1,639
Cost of product	152	295	917	979
Selling, general and administrative	202	169	833	540

Total expenses (1)	842	923	3,849	3,158

Operating income	219	182	890	739
Interest expense – net	(60)	(36)	(247)	(69)
Loss on sale of businesses (2)	(43)	—	(24)	—

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	116	146	619	670
Income tax provision (3)	(48)	(55)	(279)	(256)
Income from investment in unconsolidated affiliate – net of income taxes (2)	3	—	6	—

Income from continuing operations	71	91	346	414
Income (loss) from discontinued operations – net of income taxes (4)	(9)	5	223	25

Net income	$62	$96	$569	$439

GAAP earnings (loss) per share
Continuing operations (1)(2)	$0.45	$0.55	$2.12	$2.45
Discontinued operations (4)	(0.06)	0.04	1.36	0.15

Total	$0.39	$0.58	$3.49	$2.60

Diluted shares used in computing earnings (loss) per share	158.4	165.9	163.1	168.8

(1)

The financial results include the operations of CheckFree since its acquisition on December 3, 2007. GAAP results for the fourth quarter and full year 2008 include non-cash amortization of acquisition-related intangible assets in total expenses of $39 million ($0.16 per share) and $158 million ($0.60 per share), compared with $17 million ($0.06 per share) and $39 million ($0.14 per share) in the comparable 2007 periods, respectively, with the increase due primarily to the acquisition of CheckFree.

(2)

In 2008, Fiserv completed the sale of a 51% interest in Fiserv Insurance and a minority interest in another business. For the full year, the company recorded an after-tax loss of $0.35 per share as a result of these transactions which includes significant tax expense ($0.20 per share) associated with the transaction due to a lower tax basis in the stock compared to the book basis of the net assets. In the fourth quarter of 2008, the company recognized an after-tax loss of $0.20 per share due primarily to the finalization of the loss on sale of Fiserv Insurance and the sale of a minority interest in another business. The company finalized the net working capital adjustment, recorded an estimated contingent liability for retained obligations with final settlement in 2012, and finalized the recording of income taxes associated with the sale of Fiserv Insurance.

(3)

In conjunction with the loss on sale of businesses in footnote 2, the company recorded an income tax provision of $33 million for the full year 2008 and an income tax benefit of $10 million in the fourth quarter. Excluding the loss on sale of businesses and related income tax expense, the effective income tax rate from continuing operations, which was positively impacted in the fourth quarter by the research and development tax credit, would have been 36.6% and 38.2% for the fourth quarter and full year 2008, respectively.

(4)

The company has reported Fiserv ISS, Fiserv Health and certain lending and insurance businesses as discontinued operations. Discontinued operations results for the fourth quarter of 2008 include an after-tax loss on the disposition of two insurance businesses totaling approximately $0.06 per share.

See page 4 for disclosures related to the use of non-GAAP financial information.

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FISERV, INC.

RECONCILIATION OF GAAP TO ADJUSTED INCOME AND

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
GAAP income from continuing operations	$71	$91	$346	$414
Adjustments:
Merger costs and other adjustments (1)	11	13	59	13
Amortization of acquisition-related intangible assets	39	17	158	39
Employee severance and facility shutdown (2)	—	7	—	7
Tax benefit of adjustments	(18)	(15)	(83)	(23)
Loss on sale of businesses, net of income taxes (3)	32	—	57	—

Adjusted income from continuing operations	$135	$113	$537	$450

GAAP earnings per share - continuing operations	$0.45	$0.55	$2.12	$2.45
Adjustments - net of income taxes:
Merger costs and other adjustments (1)	0.04	0.05	0.22	0.05
Amortization of acquisition-related intangible assets	0.16	0.06	0.60	0.14
Employee severance and facility shutdown (2)	—	0.03	—	0.03
Loss on sale of businesses (3)	0.20	—	0.35	—

Adjusted earnings per share - continuing operations	$0.85	$0.69	$3.29	$2.67

(1)

Merger costs and other adjustments include integration project management, retention bonuses and other expenses associated with the acquisition of CheckFree and deferred revenue adjustments based on the purchase price allocation for the CheckFree acquisition for which the company estimated the fair value of deferred revenue from license fees and other client payments. The deferred revenue adjustments, as reflected on page 11, represent revenue that would have been recognized by CheckFree or companies it acquired consistent with past practices, which the company did not record due to GAAP purchase accounting requirements.

(2)	These charges relate primarily to employee severance and facility shutdown expenses in the company’s lending businesses in 2007.
(3)	Primarily represents the net after-tax loss on the sale of a 51% interest in Fiserv Insurance.

See page 4 for disclosures related to the use of non-GAAP financial information.

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FISERV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	December 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$232	$297
Trade accounts receivable – net	601	836
Deferred income taxes	71	71
Prepaid expenses and other current assets	295	353
Assets of discontinued operations held for sale (1)	946	2,683

Total current assets	2,145	4,240
Property and equipment – net	303	370
Intangible assets – net	2,121	2,299
Goodwill	4,409	4,808
Other long-term assets	353	129

Total	$9,331	$11,846

Liabilities and Shareholders’ Equity
Trade accounts payable	$101	$181
Accrued expenses	522	597
Deferred revenues	338	351
Current maturities of long-term debt	255	510
Liabilities of discontinued operations held for sale (1)	831	2,112

Total current liabilities	2,047	3,751
Long-term debt	3,850	4,895
Deferred income taxes	530	574
Other long-term liabilities	310	159

Total Liabilities	6,737	9,379
Shareholders’ Equity	2,594	2,467

Total	$9,331	$11,846

(1)

Assets and liabilities of Fiserv ISS, Fiserv Health and certain lending and insurance businesses are reported as assets and liabilities of discontinued operations held for sale as of December 31, 2007. The company disposed of the majority of these businesses in 2008 and expects to dispose of the final portion of Fiserv ISS in the first half of 2009.

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FISERV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUING OPERATIONS (1)

(In millions, unaudited)

	Years Ended December 31,
	2008	2007
Cash flows from operating activities
Net income	$569	$439
Adjustment for discontinued operations	(223)	(25)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(4)	20
Share-based compensation	34	23
Excess tax benefit from exercise of stock options	(2)	(12)
Loss on sale of businesses	24	—
Income from investment in unconsolidated affiliate	(6)	—
Settlement of interest rate hedge contracts	—	(30)
Amortization of acquisition-related intangible assets	158	39
Depreciation and other amortization	204	147
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	(27)	(35)
Prepaid expenses and other assets	(7)	(32)
Trade accounts payable and other liabilities	44	23
Deferred revenues	11	8

Net cash provided by operating activities	775	565

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(199)	(156)
Payment for acquisitions of businesses, net of cash acquired	(85)	(4,333)
Proceeds from sale of businesses, net of expenses paid	498	—
Other investing activities	(8)	19

Net cash provided by (used in) investing activities	206	(4,470)

Cash flows from financing activities
(Repayments of) proceeds from long-term debt – net	(1,303)	4,462
Issuance of common stock and treasury stock	37	50
Purchases of treasury stock	(441)	(469)
Excess tax benefit from exercise of stock options	2	12
Deferred financing costs	(1)	(24)
Other financing activities	(7)	(7)

Net cash (used in) provided by financing activities	(1,713)	4,024

Change in cash and cash equivalents	(732)	119
Net cash transactions from discontinued operations	667	62
Beginning balance	297	116

Ending balance	$232	$297

(1)	Cash flows from discontinued operations are excluded from the above Condensed Consolidated Statements of Cash Flows for all periods presented.

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FISERV, INC.

FREE CASH FLOW

(In millions, unaudited)

	Years Ended December 31,
	2008	2007
Income from continuing operations	$346	$414
Share-based compensation	34	23
Loss on sale of businesses	24	—
Income from investment in unconsolidated affiliate	(6)	—
Settlement of interest rate hedge contracts	—	(30)
Amortization of acquisition-related intangible assets	158	39
Depreciation and other amortization	204	147
Capital expenditures	(199)	(156)

Free cash flow before changes in working capital	561	437
Changes in working capital-net	15	(28)
Non-recurring items	35	34

Free cash flow	$611	$443

Net cash provided by operating activities	$775	$565
Capital expenditures	(199)	(156)
Non-recurring items	35	34

Free cash flow	$611	$443

The free cash flow calculation above has been adjusted for non-recurring payments totaling $35 million and $34 million in 2008 and 2007, respectively, related to after-tax merger costs and one-time liabilities assumed on the opening balance sheets of acquired companies. Management believes it is appropriate to exclude these payments from the normal calculation of free cash flow because they may not be indicative of the future free cash flow of the company. See page 4 for disclosures related to the use of non-GAAP financial information.

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FISERV, INC.

FINANCIAL RESULTS BY SEGMENT

(In millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Total Company
Revenues	$1,061	$1,105	$4,739	$3,897
Prescription product costs	—	(152)	(312)	(449)
Output solutions postage reimbursements	(58)	(42)	(203)	(158)
Deferred revenue adjustment	2	3	22	3

Adjusted revenues	$1,005	$914	$4,246	$3,293

Adjusted revenues—Insurance	$—	$(98)	$(201)	$(355)

Adjusted revenues (excluding Insurance)	$1,005	$816	$4,045	$2,938

Operating income	$219	$182	$890	$739
Employee severance and facility shutdown	—	7	—	7
Merger costs and other adjustments	11	11	59	11
Amortization of acquisition-related intangible assets	39	17	158	39

Adjusted operating income	$269	$217	$1,107	$796

Operating margin	20.7%	16.5%	18.8%	19.0%
Adjusted operating margin	26.8%	23.8%	26.1%	24.2%

Financial Institution Services (“Financial”)
Revenues	$511	$522	$2,144	$2,050

Operating income	$126	$126	$535	$515
Employee severance and facility shutdown	—	7	—	7

Adjusted operating income	$126	$133	$535	$522

Operating margin	24.7%	24.1%	24.9%	25.1%
Adjusted operating margin	24.7%	25.6%	24.9%	25.5%

Payments and Industry Products (“Payments”)
Revenues	$559	$342	$2,131	$1,070
Output solutions postage reimbursements	(58)	(42)	(203)	(158)

Adjusted revenues	$501	$300	$1,928	$912

Operating income	$157	$91	$579	$253

Operating margin	28.0%	26.6%	27.2%	23.6%
Adjusted operating margin	31.3%	30.4%	30.0%	27.8%

Insurance Services (“Insurance”)
Revenues	$—	$250	$513	$804
Prescription product costs	—	(152)	(312)	(449)

Adjusted revenues	$—	$98	$201	$355

Operating income	$—	$20	$44	$78

Operating margin	—	8.0%	8.7%	9.7%
Adjusted operating margin	—	20.3%	22.0%	22.0%

Corporate and Other
Revenues	$(9)	$(9)	$(49)	$(27)
Deferred revenue adjustment	2	3	22	3

Adjusted revenues	$(7)	$(6)	$(27)	$(24)

Operating loss	$(64)	$(55)	$(268)	$(107)
Merger costs and other adjustments	11	11	59	11
Amortization of acquisition-related intangible assets	39	17	158	39

Adjusted operating loss	$(14)	$(27)	$(51)	$(57)

See page 4 for disclosures related to the use of non-GAAP financial information and the footnotes on pages 6 and 7 for explanations of adjustments to revenue and operating income. Operating margin percentages are calculated using actual, unrounded amounts.

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FISERV, INC.

ADJUSTED INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
Segment	2008	2007	2008	2007
Financial (2)	(6)%	2%	(2)%	3%
Payments	3%	5%	4%	9%

Total (3)	(2)%	2%	1%	4%

(1)

Adjusted internal revenue growth percentages are measured as the increase in adjusted revenues (see page 11) for the current period less “acquired revenue from acquisitions” divided by adjusted revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $208 million ($24 million in the financial segment and $184 million in the payments segment) for the fourth quarter of 2008 and $1.07 billion ($132 million in the financial segment and $941 million in the payments segment) for the full year 2008 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period.

(2)

Home equity loan processing revenues decreased by $28 million and $70 million in the fourth quarter and full year 2008, to $23 million and $159 million, respectively, due primarily to the significant downturn in the U.S. mortgage market. Home equity loan processing revenue negatively impacted adjusted internal revenue growth in the financial segment by 5 percentage points in the fourth quarter of 2008, 3 percentage points for the full year 2008 and 1 percentage point in each of the comparable 2007 periods. Adjusted internal revenue growth for the financial segment excluding revenue declines in the home equity loan processing business would have been (1) percent and 1 percent in the fourth quarter of 2008 and full year 2008, respectively, and 3 percent and 4 percent in the fourth quarter of 2007 and full year 2007, respectively.

(3)	Total adjusted internal revenue growth percentages are measured as explained above and are calculated using Total company adjusted revenues excluding Insurance as reflected on page 11.

Adjusted internal revenue growth percentage is a non-GAAP financial measure that the company believes is useful to investors because it presents internal revenue growth excluding postage reimbursements in the company’s output solutions business and the deferred revenue purchase accounting adjustment. In addition, the company believes that the presentation of its adjusted internal revenue growth rate both including and excluding home equity loan processing revenue declines is useful to investors because it enables them to understand the impact of these revenues, which can significantly impact internal revenue growth rates.

See page 4 for disclosures related to the use of non-GAAP financial information.

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FISERV, INC.

FISERV 2.0 KEY METRICS, SALES QUOTA ATTAINMENT AND ELECTRONIC PAYMENT TRANSACTIONS

(In millions, unaudited)

Key Metrics		2008 Attainment
	2008 Objective	Dollars	Percentage
Integrated Sales (1)	$65	$86	132%
Operational Effectiveness (2)	$20	$26	130%
Overall Sales Quota Attainment (3)	100%	—	104%

(1)

Integrated Sales targets are exclusive of amounts included in the annual sales quota and include sales from a designated list of additional products sold to account processing clients. Dollar value is the amount of recurring annual revenue which does not include any one-time revenue.

(2)

Operational Effectiveness targets represent cost savings associated with Fiserv 2.0. The “2008 Objective” is the total amount of savings targeted to be attained in the measurement period which is incremental to the amount attained in 2007.

(3)	Overall Sales Quota Attainment is the traditional company-wide sales quota, which includes CheckFree and excludes incremental existing client sales included in the Integrated Sales metric.

Electronic Payment Metrics	Q408	Full Year 2008
Bill Payment Transactions (1)	327.0	1,263.0
Bill Payment Year-over-Year Transaction Growth	9%	12%
e-Bills Delivered	78.6	299.6
e-Bill Growth Year-over-Year	16%	20%

(1)	Bill Payment Transactions represent on-line bill payment transactions occurring through financial institutions, brokerage firms or portals.

FISV-E

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